EXHIBIT 10.2

SHAREHOLDERS* AGREEMENT


     This Shareholders* Agreement is entered into as of this 13th day of May, 1996, by and among HANSBERGER GLOBAL INVESTORS, INC., a Delaware corporation with its principal place of business at 515 East Las Olas Boulevard, Fort Lauderdale, Florida (*HGI*), VK/AC HOLDING, INC., a Delaware corporation with its principal place of business at One Parkview Plaza, Oakbrook Terrace, Illinois (*VK/AC*), and THOMAS L. HANSBERGER, an individual residing at 1300 Brickel Drive, Fort Lauderdale, Florida 33301 (*Hansberger*).

     WHEREAS, HGI and VK/AC are entering into a Stock Purchase Agreement, dated as of May 13, 1996 (the *Stock Purchase Agreement*), under which VK/AC is acquiring 2,666,000 shares of HGI*s Common Stock, par value $.01 per share (*Common Stock*);

     WHEREAS, on the date hereof, 7,800,000 shares of Common Stock are issued, outstanding and held by Hansberger and SLW Family L.P., a Delaware limited partnership for which Hansberger serves as the sole general partner, and the parties contemplate that Hansberger, and any officers and employees of HGI as Hansberger may designate (collectively, the *Designated Employees*), may subscribe for and purchase up to an additional 200,000 shares of Common Stock for a price per share equal to the cash price per share paid by VK/AC under the Stock Purchase Agreement;

     WHEREAS, the parties contemplate that up to an additional 3,136,000 shares of Common Stock may be issued or reserved for issuance to HGI*s current and future officers and employees other than Hansberger (collectively, the *Employees*) pursuant to a restricted stock program, or offered and sold to such Employees on such terms, as may be established by the Board of Directors of HGI;

     WHEREAS, the parties contemplate that each of Max C. Chapman, Jr. and Sassoon Holdings Pte Ltd., a Singapore corporation, or an affiliate thereof (collectively, the *Other Investors*), will subscribe for and purchase 942,000 shares of Common Stock pursuant to separate stock purchase agreements;

     WHEREAS, the parties deem it to be in the best interests of HGI and its shareholders to ensure that, subject to certain conditions, designees of Hansberger and VK/AC or the VK/AC Representative (as defined below) serve on HGI*s Board of Directors;

     WHEREAS, the parties desire to enter into an agreement specifically enforceable against each of them pursuant to which they agree to vote their shares of Common Stock in the manner and for the purposes specified in this Shareholders* Agreement;

     WHEREAS, the parties desire to enter into an agreement specifying limitations on the transfer of shares of Common Stock, including any shares acquired as a result of any stock split, stock dividend, recapitalization or the like (the *Shares*);
     WHEREAS, HGI and Hansberger desire that VK/AC and VK/AC Permitted Transferees remain CD&R Related Persons (as each such term is defined below) so long as they hold any of the Shares; and

     WHEREAS, it is a condition to HGI*s and VK/AC*s obligations to consummate the transactions contemplated by the Stock Purchase Agreement that the parties hereto enter into this Shareholders* Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, undertakings and covenants set forth in this Shareholders* Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

     1.   Governance Matters.

          1.1. Composition of Board of Directors.  Each person (other than
HGI) who is the holder of shares of Common Stock or other voting capital stock of HGI or who controls any such shares, and is a party to or otherwise bound by this Shareholders* Agreement, whether by joinder or otherwise (*Shareholder*), agrees to vote all such shares held or controlled by such Shareholder so as to provide, and HGI will use its reasonable best efforts to cause, the Board of Directors of HGI to be comprised of not more than five (5) members, of whom: One (1) member will be designated in writing by VK/AC or, on and after the date (the *Transition Date*) on which a majority of the Shares held by VK/AC and VK/AC Permitted Transferees are held by VK/AC Permitted Transferees, the VK/AC Representative; and the remainder will be designated in writing by Hansberger.

          1.2 Amendment of Charter. Each Shareholder agrees to vote all shares held or controlled by such Shareholder so as to provide, and HGI will use its reasonable best efforts to cause, Article Four of the Amended and Restated Certificate of Incorporation of HGI to be appropriately amended, promptly after the date hereof, to require the consent of a majority of the holders of shares of Common Stock at the time outstanding in order to effect or validate any matters that would be subject to the veto described in Section
1.3 below.

          1.3. Voting on Major Matters. Subject to Section 1.4 below, HGI and Hansberger agree that neither HGI nor any of its subsidiaries will take any action in respect of a Major Matter (as defined below) if VK/AC or, on and after the Transition Date, the VK/AC Representative, has vetoed such Major Matter by written notice delivered as provided below. HGI will give prompt (but in no event less than five (5) business days*) prior written notice to VK/AC or the VK/AC Representative, as the case may be, of any proposal to approve any Major Matter and, on receipt of prior written notice of the election by VK/AC or the VK/AC Representative, as the case may be, to veto the Major Matter, Hansberger will vote all shares of Common Stock and other voting capital stock of HGI held or controlled by him, and use his reasonable best efforts to cause any directors designated by him to vote, against the Major Matter. For purposes of this Section 1.3, a *Major Matter* will mean:

               (a) The authorization or issuance of additional shares of any class of HGI*s or any of its subsidiaries* capital stock or other equity interests, other than (i) not more than 942,000 shares of Common Stock contemplated to be subscribed for and purchased by each of the Other Investors; (ii) not more than 200,000 shares of Common Stock that Hansberger or the Designated Employees may subscribe for and purchase for a price per share equal to the cash price per share paid by VK/AC under the Stock Purchase Agreement; and (iii) not more than 3,136,000 shares of Common Stock to Employees pursuant to a restricted stock program, or offered and sold to such Employees on such terms, as may be established by the Board of Directors of HGI; provided in each case that no shares of Common Stock, or any interest therein or right thereto, may be issued or granted to any Other Investor, Designated Employee or Employee unless, in the reasonable judgment of the Board of Directors of HGI, such issuance or grant is made pursuant to, and such Other Investor, Designated Employee or Employee, as the case may be, is bound by, terms that are no more favorable in the aggregate (other than, in the case of any Employee, with respect to the purchase price of such Common Stock) to such Other Investor, Designated Employee or Employee than the terms in the Stock Purchase Agreement and this Shareholders* Agreement to which VK/AC is subject;

               (b)  Any increase in the size of the Board of Directors of HGI;


               (c) The incurrence (including through any guarantee) by HGI or any of its subsidiaries of indebtedness for borrowed money, other than intercompany indebtedness between or among HGI and its wholly-owned subsidiaries, indebtedness under the Credit Facility (as defined in the Stock Purchase Agreement) or substantially similar credit facilities arranged with the Other Investors (under which the aggregate amount of indebtedness (excluding amounts attributable to interest) may not exceed $2,355,000 in the aggregate), or line of credit with a bank in the ordinary course of business, so long as borrowings under the Credit Facility are outstanding; or

               (d) Any merger, recapitalization, reorganization, acquisition of any material business or disposition of any material portion of the business of HGI and its subsidiaries taken as a whole.

          1.4. Duration and Extent of Obligations.

               (a) The obligations of VK/AC under Section 1.1 above will cease if at any time Hansberger and Hansberger Permitted Transferees (as defined in Section 2.1(a) below) hold in the aggregate less than ten percent (10%) of HGI*s issued and outstanding Shares.

               (b) The obligations of Hansberger and HGI under Sections 1.1 and 1.3 above will cease (i) if at any time VK/AC or, on or after the Transition Date, the VK/AC Representative ceases to be a CD&R Related Person; or (ii) if at any time VK/AC and the VK/AC Permitted Transferees hold in the aggregate less than ten percent (10%) of HGI*s issued and outstanding Shares.


               (c) For purposes of this Shareholders* Agreement, *CD&R Related Person* means (i) Clayton, Dubilier & Rice, Inc. (*CD&R*), any investment vehicle managed by CD&R, or any entity at least sixty-six percent (66%) of the voting interests of which are controlled by an investment vehicle managed by CD&R (any such investment vehicle or entity, a *CD&R Investment Vehicle*); and (ii) subject to the proviso below, any of the ten largest stockholders of VK/AC, measured by number of shares owned on a fully diluted basis, who (A) are stockholders of VK/AC as of the date hereof; and (B) become shareholders of HGI solely as a result of the distribution or other transfer by VK/AC of Shares to stockholders of VK/AC prior to or simultaneously with
(x) a sale or other disposition (including by merger) of substantially all of the assets of VK/AC or of at least a majority of the stock of VK/AC now held by The Clayton & Dubilier Private Equity Fund IV Limited Partnership (*Fund IV*) or (y) a public offering of shares of VK/AC*s common stock (such distribution or other transfer by VK/AC of Shares, the *VK/AC Share Distribution,* and such stockholders of VK/AC, the *Participating VK/AC Stockholders*); provided, however, that a Participating VK/AC Stockholder will be a CD&R Related Person only for so long as (x) CD&R, a CD&R Investment Vehicle or an individual who is a shareholder, officer or professional employee of CD&R (the *VK/AC Representative*) shall have all power and authority to vote, and act on behalf of such Participating VK/AC Stockholder in respect of all matters relating to, the Shares held by such Participating VK/AC Stockholder; (y) such power and authority shall be evidenced by a written agreement or other instrument (an *Authorization*) containing provisions providing, among other things, that the granting of such power and authority to the VK/AC Representative shall effectively not be revocable in whole or in part by the Participating VK/AC Stockholder for so long as such Participating VK/AC Stockholder shall hold or beneficially own any Shares; and
(z) the VK/AC Representative will, effective on or before the date of the VK/AC Share Distribution, have become a party to this Shareholders* Agreement by filing with HGI an executed letter, substantially in the form attached as Exhibit A (the *Shareholder Letter*).

               (d) Nothing in this Section 1 will require that any party refrain from or take any action that is prohibited by applicable law or is determined by such person, in good faith and with advice of counsel to such effect, to conflict with the proper discharge by such party of its fiduciary obligations.

     2. Restrictions and Obligations Relating to Transfers of Shares. No Shareholder will Transfer (as defined below) any Shares held or hereafter acquired by it except as permitted under this Shareholders* Agreement, and any purported Transfer in violation of the provisions of this Shareholders* Agreement will be void. For purposes of this Shareholders* Agreement, *Transfer* means transfer, sell, assign, pledge, hypothecate, give, create a security interest in or lien on, place in trust (voting or otherwise), or in any other way encumber or dispose of an interest in or rights in or to, directly or indirectly (including by merger) and whether or not voluntarily, by operation of law or otherwise. VK/AC agrees that it will not directly or indirectly enter into any binding agreement with respect to or involving a sale or other disposition (including by merger) of substantially all of the assets of VK/AC or of at least a majority of the stock of VK/AC now held by Fund IV unless the VK/AC Share Distribution has occurred or such binding agreement provides that it shall occur prior to or simultaneously with the effectiveness of such sale or other disposition. HGI, by its execution of this Shareholders* Agreement, agrees that it will not cause or permit the Transfer of any Shares held by a Shareholder to be reflected on HGI*s books except in accordance with the terms of this Shareholders*
Agreement.

          2.1. Permitted Transfers.

               (a)  Permitted Transfers by Hansberger.

                    (i) Family Members. Hansberger may, consistent with applicable law, Transfer any of the Shares held by him to (a) members of his immediate family, including his spouse, children (including adopted and step children), grandchildren, or trustees of one or more trusts established for the benefit of Hansberger or the above-listed family members, provided, however, that Hansberger retains the power and authority to exercise all voting rights, and to act on behalf of such persons or trusts in respect of all matters, related to such Shares; (b) any guardian or conservator appointed for Hansberger; or (c) on or after Hansberger*s death, by will, intestacy laws, or the law of survivorship, to Hansberger*s legal representative, heirs or legatees (collectively, *Hansberger Permitted Transferees*). Each Hansberger Permitted Transferee may, consistent with applicable law, Transfer any of the Shares held by such Hansberger Permitted Transferee to another Hansberger Permitted Transferee.

                    (ii) Employees of HGI. Hansberger and the Hansberger Permitted Transferees may, consistent with applicable law, Transfer to Employees of HGI up to such number of Shares held by Hansberger or such Hansberger Permitted Transferees as are equal to twenty-five percent (25%) of the number of shares of Common Stock issued and outstanding on the date hereof (as such number may be increased or decreased to reflect any stock split, stock dividend, recapitalization or the like); provided, however, that Hansberger retains the power and authority to exercise all voting rights, and to act on behalf of such persons or trusts in respect of all matters, related to such Shares, and such power and authority shall be evidenced by an Authorization containing provisions providing, among other things, that the granting of such power and authority to Hansberger shall effectively not be revocable in whole or in part by such Employees for so long as such Employees shall hold or beneficially own any Shares.

               (b) Permitted Transfers by VK/AC. VK/AC may, consistent with applicable law, Transfer any of the Shares held by it to CD&R Related Persons (*VK/AC Permitted Transferees* and, together with the Hansberger Permitted
Transferees, the *Permitted Transferees*).   Each VK/AC Permitted Transferee
may, consistent with applicable law, Transfer any of the Shares held by it to another VK/AC Permitted Transferee. Each VK/AC Permitted Transferee who is both a natural person and a Participating VK/AC Stockholder may, consistent with applicable law, Transfer his or her interest in any of the Shares (i) with Hansberger*s prior written consent, to members of his or her immediate family, including his or her spouse, children (including adopted and step children), grandchildren, or trustees of one or more trusts established for the benefit of such Participating VK/AC Stockholder or the above-listed family members; (ii) to any guardian or conservator appointed for such Participating VK/AC Stockholder; or (iii) on or after such Participating VK/AC Stockholder*s death, by will, intestacy laws, or the law of survivorship, to the legal representative of such Participating VK/AC Stockholder*s estate and, with Hansberger*s prior written consent, to such Participating VK/AC Stockholder*s heirs or legatees (and any person to whom Shares are transferred in accordance with this sentence shall be a VK/AC Permitted Transferee in respect of such Shares).

               (c)  Conditions of Transfer.  Any Transfer under this Section
2.1 will be subject to the condition that the Permitted Transferee, if not then a party to this Shareholders* Agreement, will simultaneously with such Transfer become a party to this Shareholders* Agreement by filing with HGI an executed Shareholder Letter. After such Permitted Transferee has filed the Shareholder Letter with HGI, HGI, on the surrender for cancellation of the certificate or certificates representing all of the Shares Transferred to the Permitted Transferee, properly endorsed, will deliver to the Permitted Transferee a certificate for the appropriate number of the Shares with the legends set forth in Section 7 below, as applicable, printed on such certificate; and such Permitted Transferee will thereupon become a Shareholder for all purposes of this Shareholders* Agreement, without, however, in any way discharging the Shareholder making the Transfer from any obligations hereunder if such Shareholder holds or beneficially owns any Shares after such Transfer.
 Any Transfer under Section 2.1(b) will be subject to the condition that (i) VK/AC (prior to the Transition Date) or the VK/AC Representative (on and after the Transition Date) shall retain or be granted all power and authority to vote, and act on behalf of any such VK/AC Permitted Transferee in respect of all matters relating to, the Shares in which such VK/AC Permitted Transferee has an interest; (ii) such power and authority shall be evidenced by an Authorization containing provisions providing, among other things, that the granting of such power and authority to the VK/AC Representative shall effectively not be revocable in whole or in part by such transferee for so long as such transferee shall hold or beneficially own any Shares; and (iii) the VK/AC Representative will, effective on or before the Transition Date, have become a party to this Shareholders* Agreement by filing with HGI an executed Shareholder Letter. Any Transfer made pursuant to this Section 2.1 may be made without reference to, or compliance with, the provisions of
Section 2.2 below.

          2.2. Rights of First Offer. Hansberger, VK/AC, or any Permitted Transferee may, consistent with applicable law, Transfer any Shares held by such shareholder (the *Transferring Shareholder*) to a third party if such Shares are first offered to VK/AC or, after the Transition Date, the VK/AC Representative, on behalf of VK/AC and the VK/AC Permitted Transferees, as applicable, in the case of a Transfer by Hansberger or a Hansberger Permitted Transferee, or to Hansberger, in the case of a Transfer by VK/AC or a VK/AC Permitted Transferee (the person to whom such Shares are first offered, the *Non-Transferring Shareholder*), in accordance with the terms of this Section.
 Hansberger may assign to HGI his right under this Section 2.2 to make a first offer to purchase Shares held by VK/AC and the VK/AC Permitted Transferees, as applicable, if VK/AC and the VK/AC Permitted Transferees are offering to sell all (but not less than all) of the Shares held by them.

               (a) Initial Notice. The Transferring Shareholder must give prior written notice to the Non-Transferring Shareholder of any proposed Transfer of Shares (the *Initial Notice*). The Initial Notice will indicate the number of Shares proposed to be Transferred and the other material terms (including purchase price) of such proposed Transfer. If the Transferring Shareholder will have received any offer from any third party in respect of a Transfer of Shares, the Initial Notice will include the material terms (including the purchase price) of that offer. Such Initial Notice will constitute a solicitation for firm offers, during the periods described in
Section 2.2(b) below, to buy all or any portion of the Shares specified in the Initial Notice (collectively, *Firm Offers,* and individually a *Firm Offer*).

               (b) Offer Period. The Non-Transferring Shareholder will, within sixty (60) days after receipt of the Initial Notice, give written notice to the Transferring Shareholder of the Non- Transferring Shareholder*s intent to make or not to make a Firm Offer, stating the number of Shares to be purchased by such Non-Transferring Shareholder and the proposed purchase price per share. The failure of a Non-Transferring Shareholder to respond within the sixty (60) day period will be deemed to be a statement that the Non-Transferring Shareholder does not intend to make a Firm Offer. Every Firm Offer made to the Transferring Shareholder will be irrevocable for six (6) months (the *Offer Period*) after its receipt by the Transferring Shareholder.
 At any time during the Offer Period, the Transferring Shareholder may (i) accept a Firm Offer; (ii) accept, subject to Section 2.2(c) below, an offer from a third-party purchaser, but only if such offer is on terms (including price) more favorable in the aggregate to the Transferring Shareholder than those offered by the Non- Transferring Shareholder; or (iii) decide not to sell the Shares.

               (c) Participation Rights. If the Transferring Shareholder accepts an offer of a third-party purchaser pursuant to the last sentence of
Section 2.2(b) above, the Transferring Shareholder will give prompt prior written notice (but in any event not less than twenty (20) days prior to the closing of the proposed sale) to the Non-Transferring Shareholder, stating the terms of such offer (the *Second Notice*). Any such Transfer by the Transferring Shareholder to a third-party purchaser will be subject to the Non-Transferring Shareholder*s right to include in such Transfer, on the same terms on which the Transfer by the Transferring Shareholder is being made, up to a percent age of the then issued and outstanding Shares held or controlled by such Non-Transferring Shareholder equal to that percentage of the then issued and outstanding Shares held or controlled by the Transferring Shareholder that the Transferring Shareholder wishes to Transfer; provided that a Non-Transferring Shareholder desiring to participate in such Transfer will (i) within ten (10) days after receipt of the Second Notice, give written notice to the Transferring Shareholder of such Non- Transferring Shareholder*s intent to participate in the Transfer and the number of Shares it desires to Transfer; and (ii) make such reasonable representations, warranties and covenants, and provide such indemnifications with respect thereto, to the third-party purchaser to the same extent as the Transferring Shareholder will have so made or provided and otherwise abide by such terms as the Transferring Shareholder makes or is subject to in such Transfer.

               (d) Subject to this Shareholders* Agreement. Any Shares at any time Transferred pursuant to this Section 2.2 will remain subject to the terms of this Shareholders* Agreement. Any sale under this Section 2.2 will be subject to the condition that the transferee, if not then a party to this Shareholders* Agreement, will simultaneously with such Transfer become a party to this Shareholders* Agreement by filing with HGI an executed Shareholder Letter.

               (e)  Certificates.  After a transferee pursuant to this Section
2.2 has filed with HGI the Shareholder Letter and fulfilled all of its obligations to the Transferring Shareholder (and the Non-Transferring Shareholder if it is participating in the Transfer), HGI, on the surrender for cancellation of the certificate or certificates representing all of the Shares covered by the offer properly endorsed, will deliver to such transferee a certificate or certificates for the appropriate number of Shares with the legend set forth in Section 7 below printed on such certificate or certificates; and such transferee will thereupon become a Shareholder for all purposes of this Shareholders* Agreement, without, however, in any way discharging the Transferring Shareholder and participating Non-Transferring Shareholder, if applicable, from any obligations hereunder if such Shareholder(s) hold or beneficially own any Shares after such Transfer.

     3. VK/AC Option to Purchase the Hansberger Shares. On the death or Incapacity (as defined below) of Hansberger, VK/AC or, after the Transition Date, the VK/AC Representative, on behalf of VK/AC and the VK/AC Permitted Transferees, as applicable, will have the option, in accordance with the terms of this Section 3, to purchase all, but not less than all, of the Shares then held by Hansberger and the Hansberger Permitted Transferees (the *Hansberger Shares*) at an aggregate purchase price equal to the Formula Price (as defined in Section 3.1 below) multiplied by a fraction the numerator of which is the number of Hansberger Shares and the denominator of which is the number of Shares then issued and outstanding. For purposes of this Shareholders* Agreement, *Incapacity* has the meaning set forth in the Employment Agreement (as defined in the Stock Purchase Agreement).

          3.1. Formula Price. For purposes of this Shareholders* Agreement, the *Formula Price* means the price, on the date of determination, at which HGI would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts, taking into consideration all factors relevant to determinations of value, including as applicable, (a) the types of business engaged in by HGI; (b) analysis of recent public trading values or purchase prices of comparable investment management companies adjusted for relevant differences between the HGI and the respective comparable companies; (c) Hansberger*s involvement in HGI*s business or his absence therefrom; (d) a control premium; and (e) a liquidity discount based on Transfer restrictions relating to the Shares. The Formula Price will be determined, using customary investment banking methodologies, by a nationally recognized investment bank or an similar expert on the financial valuation of investment management businesses and their securities (an *Expert*).

          3.2. Mechanics.

               (a) VK/AC or the VK/AC Representative, as applicable, will, within thirty (30) days after receipt of written notice of Hansberger*s death or Incapacity, give written notice to Hansberger or the Hansberger Representatives (as defined below), as applicable, of VK/AC*s or the VK/AC Representative*s intent, as the case may be, to exercise its option under this
Section 3.

               (b) VK/AC or the VK/AC Representative, as applicable, will, in the first instance, select the Expert responsible for determining the Formula Price (the *VK/AC Expert*), and such Expert will determine the Formula Price within thirty (30) days of delivery of the first written notice of an intent to exercise the option under this Section 3. If Hansberger, the Hansberger Permitted Transferees or their respective legal representatives, heirs or legatees (collectively, the *Hansberger Representatives*) disagree with the Formula Price determined by the VK/AC Expert, they will notify VK/AC or the VK/AC Representative, as applicable, in writing to that effect, such Formula Price will be disregarded, and the Formula Price will be determined as follows:

                    (i) Within fifteen (15) days of the Hansberger Representatives* written notice to VK/AC or the VK/AC Representative, as applicable, of their disagreement with the Formula Price determined by the VK/AC Expert, the Hansberger Representatives (as a group) will select an Expert (the *Hansberger Expert*), and such Hansberger Expert and the VK/AC Expert will, within fifteen (15) days of the appointment of the Hansberger Expert, together select a third Expert.

                    (ii) The three (3) Experts will each, within thirty (30) days of the selection of the third Expert, make its estimate of the Formula Price, and the Formula Price will be the average of the two (2) estimates that differ the least from each other.

               (c) VK/AC or the VK/AC Representative, as applicable, may exercise its option within thirty (30) days of the determination of the Formula Price in accordance with Section 3.2(b) above. If VK/AC or the VK/AC Representative, as applicable, elects not to or fails to give written notice of its intent to exercise its option within the thirty (30) day period specified in Section 3.2(a) above or to exercise its option within the thirty
(30) day period specified in this Section 3.2(c), such option will expire, and Hansberger and the Hansberger Permitted Transferees may freely Transfer their Shares without any obligation under this Shareholders* Agreement to offer VK/AC or the VK/AC Representative, as applicable, the opportunity to make an offer for or purchase their Shares.

          3.3. Certificates. HGI, on the surrender for cancellation of the certificate or certificates representing all of the Hansberger Shares Transferred to VK/AC, the VK/AC Representative, and the VK/AC Permitted Transferees, as applicable, properly endorsed, will deliver to VK/AC, the VK/AC Representative, and the VK/AC Permitted Transferees, as applicable, a certificate or certificates for the appropriate number of Shares with the legend set forth in Section 7 below printed on such certificate or certificates.

          3.4. Expenses. The Hansberger Representatives will pay the fees and expenses of any Expert selected by them, VK/AC or the VK/AC Representative, on behalf of VK/AC and the VK/AC Permitted Transferees, as applicable, will pay the fees and expenses of any Expert selected by it, and HGI will pay the fees and expenses of any *third* Expert selected under Section 3.2(b)(i) above; provided, however, that if for any reason VK/AC or the VK/AC Representative, as applicable, after having given notice of an intent to exercise its option (which notice is not revoked or rescinded before the selection of any Experts pursuant to Section 3.2(b)(i) above), does not exercise its option within the thirty (30) day period specified in Section 3.2(c), VK/AC or the VK/AC Representative, on behalf of VK/AC and the VK/AC Permitted Transferees, as applicable, will pay the fees and expenses of all Experts selected pursuant to Section 3.2(b) above.

     4. Hansberger Option to Purchase VK/AC Shares. If at any time after the date of this Shareholders* Agreement, (i) VK/AC and the VK/AC Permitted Transferees hold in the aggregate less than ten percent (10%) of HGI*s issued and outstanding Shares; or (ii) the Requisite VK/AC Principal Shareholders (as defined in Section 6.1) demand a registration of Shares pursuant to Section
6.1 of this Shareholders* Agreement, Hansberger will have the option, in accordance with the terms of this Section 4, to purchase (A) in the case of clause (i) above, all, but not less than all, of the Shares then held by VK/AC and the VK/AC Permitted Transferees, or (B) in the case of clause (ii) above, all, but not less than all, of the Shares requested by such Requisite VK/AC Principal Shareholders to be so registered (the *VK/AC Shares*) at an aggregate purchase price equal to the Formula Price (as defined in Section 3.1 above) multiplied by a fraction the numerator of which is the number of VK/AC Shares and the denominator of which is the number of Shares then issued and outstanding. In consideration for the VK/AC Shares, Hansberger may, at his option, deliver to VK/AC or the applicable VK/AC Permitted Transferees, as the case may be, a promissory note, payable by Hansberger to VK/AC or such VK/AC Permitted Transferees, as the case may be, in the aggregate principal amount of such purchase price, substantially in the form attached to this Shareholders* Agreement as Exhibit B. Hansberger may assign to HGI his option under clause (i) of the first sentence of this Section 4 or under clause (ii) of the first sentence of this Section 4 if the Requisite VK/AC Principal Shareholders have demanded registration and there is a registration of all (but not less than all) of the Shares then held by VK/AC and the VK/AC Permitted Transferees; provided, (x) HGI will pay the purchase price for such Shares in cash; and (y) Hansberger will unconditionally guarantee the payment by HGI of fees and expenses of Experts in accordance with Section 4.3 below to the extent that Hansberger has assigned his option to HGI and HGI has failed to make such payments.

          4.1. Mechanics.

               (a) Hansberger will, within thirty (30) days after receipt of written notice that (i) VK/AC and the VK/AC Permitted Transferees hold in the aggregate less than ten percent (10%) of HGI*s issued and outstanding Shares; or (ii) the Requisite VK/AC Principal Shareholders have demanded registration of Shares pursuant to Section 6.1 of this Shareholders* Agreement, give written notice to VK/AC or the applicable VK/AC Permitted Transferees, as the case may be, of Hansberger*s intent to exercise his option under this Section 4.

               (b) Hansberger will, in the first instance, select the Expert responsible for determining the Formula Price, and such Expert will determine the Formula Price within thirty (30) days of Hansberger*s written notice of his intent to exercise his option under this Section 4. If VK/AC or the applicable VK/AC Permitted Transferees, as the case may be, disagree with the Formula Price determined by the Expert selected by Hansberger, they will notify Hansberger in writing to that effect, the Formula Price determined by the Expert selected by Hansberger will be disregarded, and the Formula Price will be determined as follows:

                    (i) Within fifteen (15) days of VK/AC*s or the applicable VK/AC Permitted Transferees*, as the case may be, notice to Hansberger of its or their disagreement with the Formula Price determined by the Expert selected by Hansberger, VK/AC and the applicable VK/AC Permitted Transferees, as the case may be, will select an Expert, and such Expert and the Expert selected by Hansberger will, within fifteen (15) days of the last of their appointments, together select a third Expert.

                    (ii) The three (3) Experts will each, within thirty (30) days of the selection of the third Expert, make its estimate of the Formula Price, and the Formula Price will be the average of the two (2) estimates that differ the least from each other.

               (c) Hansberger may exercise his option within thirty (30) days of the determination of the Formula Price in accordance with Section 4.1(b) above. If Hansberger elects not to or fails to give written notice of his intent to exercise his option within the thirty (30) day period specified in
Section 4.1(a) above or to exercise his option within the thirty (30) day period specified in this Section 4.1(c), the option will expire.

          4.2. Certificates. HGI, on the surrender for cancellation of the certificate or certificates representing all of the VK/AC Shares Transferred to Hansberger, properly endorsed, will deliver to Hansberger a certificate for the appropriate number of Shares with the legend set forth in Section 7 of this Shareholders* Agreement printed on the certificate.

          4.3. Expenses. VK/AC and the applicable VK/AC Permitted Transferees, as the case may be, will pay the fees and expenses of any Expert selected by them, Hansberger will pay the fees and expenses of any Expert selected by him, and HGI will pay the fees and expenses of any *third* Expert selected under Section 4.1(b) above; provided, however, that if for any reason Hansberger, after having given notice of his intent to exercise his option (which notice is not revoked or rescinded before the selection of any Experts pursuant to Section 4.1(b)(i) above), elects not to or fails to exercise his option within the thirty (30) day period specified in Section 4.1(c), Hansberger will pay the fees and expenses of all Experts selected pursuant to
Section 4.1(b) above.

     5. Formula Buy-Back. VK/AC or, on or after the Transition Date, the VK/AC Representative, on behalf of VK/AC and the VK/AC Permitted Transferees, as applicable, may request that HGI, by written notice received by HGI at least one hundred twenty (120) days before November 15, 2000, purchase all of the Shares then held by VK/AC and the VK/AC Permitted Transferees on such date at an aggregate purchase price in cash equal to the Formula Price (as defined in Section 3.1 above) multiplied by a fraction the numerator of which is the number of such Shares and the denominator of which is the number of Shares then issued and outstanding. For purposes of this Section 5, (a) the Formula Price will be determined in accordance with the procedures set forth in
Section 4.1(b) above; (b) certificates will be delivered in accordance with
Section 4.2 above; and (c) VK/AC or the VK/AC Representative, on behalf of VK/AC and the VK/AC Permitted Transferees, as applicable, and HGI will each pay the fees and expenses of any Expert selected by it, and HGI will pay the fees and expenses of any *third* Expert selected under Section 4.1(b).
Subject to the last sentence of this Section 5, Hansberger hereby agrees that, if for any reason HGI is unwilling or unable to purchase the Shares held by VK/AC and the VK/AC Permitted Transferees pursuant to this Section 5, Hansberger will purchase such Shares on the same terms and pursuant to the same procedures provided for above; provided, however, that, in consideration for such Shares, Hansberger may, at his option, deliver to VK/AC or the VK/AC Representative, as applicable, cash or a promissory note or notes, payable by Hansberger to VK/AC and the VK/AC Permitted Transferees, as the case may be, in the aggregate principal amount of such purchase price, substantially in the form attached to this Shareholders* Agreement as Exhibit B. Neither VK/AC nor the VK/AC Representative will be entitled to require that Hansberger purchase the Shares held by VK/AC and the VK/AC Permitted Transferees pursuant to this
Section 5 if (i) VK/AC or the VK/AC Representative, on behalf of VK/AC and the VK/AC Permitted Transferees, as applicable, has previously purchased the Hansberger Shares pursuant Section 2.2 or Section 3 above; or (ii) Hansberger has died or is Incapacitated.

     6.  Registration Rights.

          6.1. Demand  Registrations.

               (a)  Requests  for  Registration.   At any time after the
earlier of (i) November 15, 2000; or (ii) the end of the first calendar quarter in which HGI*s assets under management on a discretionary basis exceed fifteen billion dollars ($15,000,000,000), (A) the holders of at least two thirds of the Shares then held by VK/AC and its Permitted Transferees (each a *Principal Shareholder*), if any (collectively, the *Requisite VK/AC Principal Shareholders*), and (B) the holders of at least two thirds of the Shares then held by Hansberger and his Permitted Transferees (each a *Principal Shareholder*), if any (collectively, the *Requisite Hansberger Principal Shareholders*), may each demand registration (a *Demand Registration*) under the Securities Act of 1933, as amended (the *1933 Act*), of at least that number of Registrable Securities (as defined in Section 6.7(a) below) held by such Principal Shareholders as is, together with the Registrable Securities requested to be included pursuant to Section 6.1(b), equal to fifteen percent (15%) of the Shares then issued and outstanding. To accomplish such demand, the Principal Shareholders requesting the Demand Registration (the *Requesting Principal Shareholders*) will send written notice of the demand to HGI,
specifying the number of Registrable Securities sought to be registered.   The
Requisite Hansberger Principal Shareholders and the Requisite VK/AC Principal Shareholders each will have the right to one Demand Registration at HGI*s expense pursuant to Section 6.1(c) below and the additional right to one Demand Registration at their own expense pursuant to Section 6.1(c) below; provided, however, that the Principal Shareholders as a group will not have the right to more than one Demand Registration in any six (6) month period. Notwithstanding anything to the contrary contained in this Section 6, no Demand Registration may be made under this Section 6.1 either within three (3) months after the effective date of the most recent registration statement filed by HGI under the 1933 Act (other than registration statements on Forms S-4, S-8, or any other form not available for registering the Registrable Securities for sale to the public, or any successor to such forms) or if less than fifty percent (50%) of the Registrable Securities held by the Requesting Principal Shareholders are to be registered.

               (b)  Procedure.   Within ten (10) days after receipt of such a
demand, HGI will give written notice of such requested registration to all other holders of Registrable Securities and will include in such registration, subject to the allocation provisions below, all other Registrable Securities with respect to which HGI has received written requests for inclusion within twenty (20) days after HGI*s mailing of such notice, plus any securities of HGI that HGI chooses to include on its own behalf.

               (c)  Expenses.   In a Demand Registration at HGI*s expense, HGI
will pay the Registration Expenses (as defined in Section 6.7(b) below), but the Underwriting Commissions (as defined in Section 6.7(d) below) will be shared by HGI and those holders of Registrable Securities whose Registrable Securities are included in the Demand Registration in proportion to any securities included on their behalf. In a Demand Registration at the Requesting Principal Shareholders* expense, the Registration Expenses and Underwriting Commissions will be shared by HGI and those holders of Registrable Securities whose Registrable Securities are included in the Demand Registration in proportion to any securities included on their behalf.
               (d)  Priority on Demand Registrations.   If a Demand
Registration is underwritten, and the managing underwriters advise HGI and the Requesting Principal Shareholders in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number that can be sold in such offering, at a price reasonably related to fair value, HGI will allocate the securities to be included in such Demand Registration as follows: first, the Registrable Securities requested to be registered by the Requesting Principal Shareholders pro rata on the basis of the respective Registrable Securities requested for sale by them; second, Registrable Securities requested to be included in such Demand Registration by the Registering Shareholders pursuant to Section 6.1(b), pro rata on the basis of the Registering Shareholders* respective ownership interests in HGI; third, any securities that HGI desires to include on its own behalf; and fourth, any equity securities that other shareholders of HGI having piggyback rights have requested HGI to include in such Demand Registration, pro rata on the basis of such shareholders* respective ownership interests in HGI. A Demand Registration will not be considered to be the Requesting Principal Shareholders* Demand Registration under Section 6.1(a), and HGI will pay the Registration Expenses of such Demand Registration, if the registration statement requested by such Shareholders does not become effective for any reason.

               (e)  Selection of Underwriters.   If any Demand Registration is
underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by HGI and the Requesting Principal Shareholders.

               (f)  Restrictions on Demand Registrations.   HGI will not be
obligated to effect any Demand Registration within six (6) months after the effective date of a previous Demand Registration or any registration in which the Principal Shareholders were given piggyback rights pursuant to Section 6.2 below.

          6.2. Piggyback  Registrations.

               (a)  Right to Piggyback.   Whenever HGI proposes to register
any of its securities under the 1933 Act (other than a Demand Registration), whether on its behalf or on behalf of the holders of such securities, and the registration form to be used may be used for the registration of Registrable Securities (a *Piggyback Registration*), HGI will give prompt written notice to all holders of Registrable Securities and will include in such Piggyback Registration, subject to the allocation provisions below, all Registrable Securities with respect to which HGI has received written requests for
inclusion within twenty (20) days of such notice.   HGI will not select a form
of registration statement which imposes, for its use, limitations on the maximum value or number of securities to be registered if these limitations would preclude registration of the Registrable Securities that HGI has been requested to include in such registration.

               (b)  Piggyback Expenses.   In all Piggyback Registrations, HGI
will pay the Registration Expenses related to the Registrable Securities of the Registering Shareholders (as defined in Section 6.7(c) below), but the Registering Shareholders will pay the Underwriting Commissions related to their Registrable Securities.

               (c)  Priority on Primary Registrations.   If a Piggyback
Registration is an underwritten primary registration on behalf of HGI, and the managing underwriters advise HGI in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair
value, HGI will allocate the securities to be included as follows:   First,
the securities HGI proposes to sell on its own behalf; second, Registrable Securities requested to be included in such registration by the Registering Shareholders, pro rata on the basis of the Registering Shareholders* respective ownership interests in HGI; and third, any equity securities that other shareholders of HGI having piggyback rights have requested HGI to include in such Piggyback Registration, pro rata on the basis of such shareholders* respective ownership interests in HGI.

               (d) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten secondary registration on behalf of holders of HGI*s securities (other than a Demand Registration pursuant to Section 6.1 above), and the managing underwriters advise HGI in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, at a price reasonably related to fair value, HGI will allocate the securities to be included as follows: first, the securities requested to be included by the holders initiating such registration; and second, Registrable Securities requested to be included in such registration by the Registering Shareholders, pro rata on the basis of the Registering Shareholders* respective ownership interests in HGI.

               (e)  Selection of Underwriters.   If any Piggyback Registration
is underwritten, the selection of investment banker(s) and manager(s) and the other decisions regarding the underwriting arrangements for the offering will be made by HGI, if the registration is under Section 6.2(c) above, or by the holders initiating such registration, if the registration is under Section 6.2(d) above.

          6.3. Holdback  Agreements.   Neither HGI nor any holder of
Registrable Securities will effect any public sale or distribution of equity securities of HGI or any securities convertible into or exchangeable or exercisable for such securities during the seven (7) days prior to and the ninety (90) days after any underwritten Demand Registration or underwritten Piggyback Registration has become effective (except as part of such underwritten registration).

          6.4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Section 6.1 or 6.2 of this Shareholders* Agreement, HGI will, as expeditiously as possible:

               (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements to such a registration statement or prospectus, HGI will furnish each Registering Shareholder with copies of all such documents proposed to be filed) as promptly as practical;

               (b) Prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for a period of not less than one hundred twenty (120) days;

               (c) Furnish to each Registering Shareholder such number of copies of such registration statement, each amendment and supplement to such registration statement and the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Registering Shareholder may reasonably request in order to facilitate the disposition of the Registrable Securities held by such Registering Shareholder;

               (d) Use its best efforts to register or qualify such Registrable Securities under such other securities or state *Blue Sky* laws of such jurisdictions as the managing underwriter(s) may reasonably request;

               (e) Notify each Registering Shareholder, at any time when a prospectus relating to the registration statement is required to be delivered under the 1933 Act within the period that HGI is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements in such prospectus not misleading, and, at the request of any such seller, HGI will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statement in such prospectus not misleading;

               (f) Cause all such Registrable Securities to be listed or included on securities exchanges on which similar securities issued by HGI are then listed or included;

               (g) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

               (h) Enter into such customary agreements (including an underwriting agreement in customary form) and take such other customary actions as may be reasonably necessary to expedite or facilitate the disposition of such Registrable Securities;

               (i) Obtain an opinion from counsel to HGI experienced in securities law covering such matters of the type customarily covered in opinions of issuer*s counsel;

               (j) Obtain a *comfort* letter addressed to HGI from its independent public accountants in customary form and covering such matters of the type customarily covered by *comfort* letters; and

               (k) Make available for inspection by any Registering Shareholder, any underwriter participating in any disposition and any attorney, accountant or other agent retained by any such seller or any underwriter, all financial and other records, pertinent corporate documents and properties of HGI, and cause HGI*s officers, directors and employees to supply all information reasonably requested by any such seller or any such underwriter, attorney, accountant or agent in connection with such registration statement.

          6.5. Indemnification.

               (a) HGI hereby indemnifies, to the extent permitted by law, each Principal Shareholder, its officers and directors, and each person who controls such holder (within the meaning of the 1933 Act), against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state in such a registration statement, prospectus or preliminary prospectus a material fact required to be stated in such a registration statement, prospectus or preliminary prospectus or necessary to make the statements in such a registration statement, prospectus or preliminary prospectus not misleading except insofar as the same are caused by or contained in any information furnished in writing to HGI by such holder expressly for use in such a registration statement, prospectus or preliminary prospectus or by any such holder*s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements to the registration statement or prospectus after HGI has furnished such holder with
a sufficient number of copies of the same.   In connection with an
underwritten offering, HGI will indemnify the underwriters, their officers and directors, and each person who controls such underwriters (within the meaning of the 1933 Act) to the same extent as provided above with respect to the indemnification of the Principal Shareholders.

               (b) In connection with any registration statement in which a Registering Shareholder is participating, each such holder will furnish to HGI in writing such information as is reasonably requested by HGI for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, HGI, its directors and officers and each person who controls HGI (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment or supplement to the registration statement or prospectus or necessary to make the statements in the registration statement or prospectus or any amendment or supplement to the registration statement or prospectus not misleading, but only to the extent that such untrue statement or omission is contained in information so furnished in writing by such holder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Registering Shareholder under this Section 6.5(b) will be limited to an amount equal to the net proceeds actually received by the Registering Shareholder from the sale of Registrable Securities covered by the registration statement.

               (c) Any person entitled to indemnification under this Section 6 will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in such indemnified party*s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably
satisfactory to the indemnified party.   If such defense is assumed, the
indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No such claim may be settled unless such settlement includes an unconditional release of all indemnified parties, whether or not named in the claim. An indemnifying party who is not entitled, or elects not, to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (d) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties* relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f)(1) of the Securities
Act) will be entitled to contribution from any person who was not guilty of fraudulent misrepresentation.

          6.6. Participation in Underwritten Registrations. No Registering Shareholder may participate in any underwritten registration under this
Section 6 unless such holder (a) agrees to sell such holder*s securities on the basis provided in any underwriting arrangements approved by the persons entitled to approve such arrangements under Sections 6.1(e) above or 6.2(e) above, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

          6.7. Definitions.

               (a) The term *Registrable Securities* means (i) the Shares held by VK/AC and VK/AC Permitted Transferees, (ii) the Hansberger Shares,
(iii) the Shares held by the Other Investors and their respective Permitted Transferees (as defined in the shareholders* agreements between HGI, each such Other Investor, and Hansberger), and (iv) any securities issued or to be issued with respect to the shares referred to above by way of a share dividend or share split or in con nection with a combination of shares,
recapitalization, merger, consolidation or other reorganization.   As to any
particular Registrable Securities, such securities will cease to be Registrable Securities when they have been effectively registered under the 1933 Act and disposed of in accordance with the registration statement covering them or are Transferred pursuant to Rule 144 (or any similar provision then in force).

               (b) The term *Registration Expenses* means all expenses incident to HGI*s performance of or compliance with Section 6 of this Shareholders* Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or state *Blue Sky* laws, printing expenses, messenger and delivery expenses, expenses and fees for listing the securities to be registered on exchanges or electronic quotation systems, and fees and disbursements of counsel for HGI and of all independent certified public accountants, underwriters (other than Underwriting Commissions) and other persons retained by HGI.

               (c) The term *Registering Shareholders* means registered holders of Registrable Securities who request inclusion of all or a portion of their shares of Registrable Securities in a Demand Registration pursuant to
Section 6.1(b) above or a Piggyback Registration pursuant to Section 6.2(a) above.

               (d) The term *Underwriting Commissions* means all underwriting discounts or commissions relating to the sale of securities of HGI, but excludes any expenses reimbursed to underwriters.

          6.8. Limitations on Subsequent Registration Rights. From and after the date of this Shareholders* Agreement, HGI may enter into an agreement with any holder or prospective holder of any securities of HGI that would allow such holder or prospective holder to include such securities in any registration filed under Sections 6.1 or 6.2 of this Shareholders* Agreement. However, HGI will not enter into any such agreement without the prior written consent of the beneficial holders of a majority of the outstanding Registrable Securities unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities would not reduce the amount of the Registrable Securities that the holders thereof would be entitled to include in such registration.

     7. Legend on Share Certificates. The certificates for all Shares held by Shareholders which are currently outstanding or are at any time after the date of this Shareholders* Agreement issued or Transferred will bear the following legends, until (a) in the case of the first legend, such Shares are validly Transferred to persons who are not parties to or otherwise bound or required to be bound by this Shareholders* Agreement (whether by joinder or otherwise) or in the case of a sale of such Shares pursuant to a Demand or Piggyback Registration pursuant to Section 6, or this Shareholders* Agreement is terminated; and (b) in the case of the second legend below, such Shares have been registered under the Securities Act or, subject to the provisions of this Shareholders* Agreement, as applicable, sold pursuant to Rule 144 or Regulation A thereunder:

          *THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE
            SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF A SHAREHOLDERS* AGREEMENT, DATED AS OF MAY 13, 1996, BY AND AMONG HANSBERGER GLOBAL INVESTORS, INC. (THE *COMPANY*), VK/AC HOLDING, INC., AND THOMAS L. HANSBERGER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY, WHICH SHAREHOLDERS* AGREEMENT, AMONG OTHER THINGS, IMPOSES VARIOUS RESTRICTIONS ON THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, GIFT, PLACEMENT IN TRUST (VOTING OR OTHERWISE), OR OTHER ENCUMBRANCE OR DISPOSAL OF AN INTEREST IN, DIRECTLY OR INDIRECTLY AND WHETHER OR NOT VOLUNTARILY, BY OPERATION OF LAW OR OTHERWISE, THE COMPANY*S COMMON STOCK, PAR VALUE $.01 PER SHARE (THE *COMMON STOCK*), AND GRANTS TO CERTAIN SHAREHOLDERS OF THE COMPANY CERTAIN OPTIONS TO PURCHASE AND SELL SHARES OF THE COMPANY*S COMMON
            STOCK.*

          *THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
            UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED FOR SALE, TRANSFERRED OR RESOLD IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS.*

Any Transfer of any Shares will be reflected on the books of HGI only in accordance with the provisions of this Shareholders* Agreement and the provisions of Delaware law.

     8. Specific Performance. The parties recognize that the obligations imposed on them in this Shareholders* Agreement are special, unique, and of extraordinary character, and that, in the event of breach by any party, damages will be an insufficient remedy. Consequently, it is agreed that the parties to this Shareholders* Agreement may have specific performance (in addition to damages) as a remedy for the enforcement of this Shareholders* Agreement without proving damages.

     9. Arbitration. Any controversy or claim arising out of, or relating to, this Shareholders* Agreement, or the breach of this Shareholders* Agreement, will be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction over such a controversy or claim. The place of arbitration will be Fort Lauderdale, Florida. Any determinations made by the arbitrators will be final and binding on all of the parties to this Shareholders* Agreement and their permitted successors and assigns.

     10. Reporting to Facilitate Regulatory Disclosures. In order to facilitate HGI*s compliance with disclosure and other obligations to which it is subject under Federal and applicable state law, each Shareholder agrees to notify HGI promptly in writing of any information or change in information relating to that Shareholder that HGI is required to disclose in its Uniform Application for Investment Adviser Registration on Form ADV, as amended from time to time.

     11.  Miscellaneous.

            11.1. Waivers and Amendments. No waiver by any party of any condition, or the breach of any term or covenant contained in this Shareholders* Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition. No provision of this Shareholders* Agreement may be waived without a written instrument signed by the waiving party. This Shareholders* Agreement may not be changed, amended, discharged or terminated other than by an agreement in writing signed by HGI, the Requisite Hansberger Principal Shareholders, and the Requisite VK/AC Principal Shareholders.

            11.2. Governing Law. This Shareholders* Agreement and all questions relating to its validity, interpretation, performance and enforcement will be governed by and construed in accordance with the internal laws of the State of Delaware.

            11.3. Permitted Successors and Assigns. Except as otherwise expressly provided in this Shareholders* Agreement, the terms and conditions of this Shareholders* Agreement will be binding on the parties to this Shareholders* Agreement and to their respective representatives, permitted successors and assigns, but rights and interests under this Shareholders* Agreement will be assignable only in accordance with, and to the extent expressly permitted in, this Shareholders* Agreement. Nothing in this Shareholders* Agreement, express or implied, is intended to confer on any party other than the parties to this Shareholders* Agreement or their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Shareholders* Agreement.

            11.4. Entire Agreement. This Shareholders* Agreement and the other agreements and documents delivered pursuant to this Shareholders* Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject of this Shareholders* Agreement and of such other agreements and documents, and supersede all prior agreements, understandings, inducements or conditions, express or implied, oral or written, with respect to the subject of this Shareholders* Agreement and of such other agreements and documents.

            11.5. Notices. Unless otherwise provided, all notices, requests, demands and other communications required or permitted under this Shareholders* Agreement will be in writing and will be deemed to have been duly made and received: (i) upon personal delivery or confirmed facsimile to the party to be notified; (ii) three (3) business days after deposit with the United States Post Office, by certified or registered mail or by first class mail, postage prepaid, addressed as set forth below; or (iii) one (1) business day after deposit with Federal Express or another reputable overnight courier (for next business day delivery), shipping prepaid, addressed as set forth below:

                   (a) If to HGI, then to:

                       Hansberger Global Investors, Inc.
                       515 East Las Olas Boulevard
                       Fort Lauderdale, FL  33301

                       Attn: Thomas L. Hansberger
                             Chairman and Chief Executive Officer

                       with a copy to:

                       Morgan, Lewis & Bockius LLP
                       1800 M Street, N.W.
                       Washington, DC  20036

                       Attn: Kathryn B. McGrath, Esquire

                   (b) If to VK/AC, then to:

                       VK/AC Holding, Inc.
                       One Parkview Plaza
                       Oakbrook Terrace, Illinois  60181

                       Attn: Ronald A. Nyberg, Esquire

                       with a copy to each of:

                       The Clayton & Dubilier Private Equity Fund IV Limited
                            Partnership
                       270 Greenwich Avenue
                       Greenwich, Connecticut  06830
                       Attn: Clayton & Dubilier Associates IV Limited
                             Partnership
                             Attn: Mr. Alberto Cribiore

                       and

                       Debevoise & Plimpton
                       875 Third Avenue
                       New York, NY 10022

                       Attn: Woodrow W. Campbell, Esquire

Either party may change the address to which communications are to be sent by giving two (2) business days* advance notice of such change of address to the other party in conformity with the provisions of this Section providing for the giving of notice.

            11.6. Headings. The headings contained in this Shareholders* Agreement have been inserted for convenience of reference only, and neither such headings nor the placement of any term of this Shareholders* Agreement under any particular heading will in any way restrict or modify any of the terms or provisions of this Shareholders* Agreement.

            11.7. Severability. The provisions of this Shareholders* Agreement will be deemed severable, and if any part of any provision is held to be illegal, void, voidable, invalid, nonbinding or unenforceable, in its entirety or partially, or as to any party, for any reason, such provision may be changed, consistent with the intent of the parties to this Shareholders* Agreement, to the extent reasonably necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Shareholders* Agreement is held to be illegal, void, voidable, invalid, nonbinding or unenforceable, in its entirety or partially, or as to any party, for any reason, and if such provision cannot be changed consistent with the intent of the parties to this Shareholders* Agreement to make it fully legal, valid, binding and enforceable, then such provision will be stricken from this Shareholders* Agreement, and the remaining provisions of this Shareholders* Agreement will not in any way be affected or impaired, but will remain in full force and effect.

            11.8. Survival. The provisions of Sections 6.5, 8, 9, 10 and 11 of this Shareholders* Agreement will survive the Transfer by a Shareholder of all Shares held by such Shareholder and the termination of this Shareholders* Agreement.

            11.9. Execution; Counterparts. This Shareholders* Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears on such counterpart, and all of which will together constitute one and the same instrument. This Shareholders* Agreement will become binding when one or more counterparts of this Shareholders* Agreement, individually or taken together, bear the signatures of all of the parties to this Shareholders* Agreement.





            IN WITNESS WHEREOF, the parties have caused this Shareholders* Agreement to be duly executed and delivered as of the day and year first written above.

                       HANSBERGER GLOBAL INVESTORS, INC.


                       By:  /s/ Thomas L. Hansberger

                            Thomas L. Hansberger
                            Chairman and Chief Executive Officer

                       /s/ Thomas L. Hansberger

                       THOMAS L. HANSBERGER





                       VK/AC HOLDING, INC.


                       By:  /s/ Ronald A. Nyberg

                            Ronald A. Nyberg, Esquire
                            Executive Vice President and General Counsel




EXHIBIT A


FORM OF SHAREHOLDER LETTER



Board of Directors
Hansberger Global Investors, Inc.,

Dear Sirs:

The undersigned (i) [is the VK/AC Representative] [is a VK/AC Permitted Transferee] [is a Hansberger Permitted Transferee] (as defined in the Shareholders* Agreement, dated as of May 13, 1996, by and among Hansberger Global Investors, Inc., VK/AC Holding, Inc., and Thomas L. Hansberger (the *Shareholders* Agreement*), and (ii) hereby agrees to become, and by signing below hereby is, a party to the Shareholders* Agreement and agrees to be bound by all of the terms and provisions thereof applicable to the undersigned.
This election will be binding on the executor, administrator, legal representative, trustee, guardian, receiver, successor, or assignee of the undersigned, as applicable.

                                  Very truly yours,




EXHIBIT B

FORM OF PROMISSORY NOTE

THOMAS L. HANSBERGER


$_________.00                                __________ __, ____


      FOR VALUE RECEIVED, the undersigned, THOMAS L. HANSBERGER, an individual residing at ________________ (*Hansberger*), hereby promises to pay to the order of _______________________________ (*Holder*), the principal sum of
___________ dollars ($_________.00) with interest on the unpaid principal sum from the date of the delivery of this Note at the prime rate of interest per annum as published in The Wall Street Journal (Eastern Edition) on the date of issuance of this Note (which interest rate is __.__%). If the date of issuance of this Note falls on a Saturday or Sunday, then the interest rate on this Note will be the prime rate of interest as published in the Wall Street Journal (Eastern Edition) on the Friday immediately preceding the date of issuance of this Note.

      This Note is issued in accordance with and subject to the additional terms and conditions herein set forth.

      1. Principal on this Note will be repaid in cash three (3) years from the date of this Note (the *Payment Date*). Interest on the outstanding principal amount of this Note will be payable in cash semi-annually with the first Interest Payment being payable six (6) months from the date of this Note.

      2. This Note is the Promissory Note referred to in Sections 4 and 5 of the Shareholders* Agreement, dated as of the 13th day of May, 1996 by and among Hansberger Global Investors, Inc., VK/AC Holding, Inc., and
Hansberger.

      3. Hansberger, at his election, may prepay all or any part of the principal amount hereof, without penalty but with all interest accrued on the amount of such prepayment to the date thereof, by giving to Holder not less than five (5) calendar days prior written notice, which notice shall be irrevocable, specifying the date on which such prepayment will be made and the amount of principal and interest, respectively, to be prepaid.

      4. If Hansberger fails to pay to Holder the accrued interest or principal due on this Note on or prior to any interest payment date or the repayment date specified in the notice described in Paragraph 3 hereof, as the case may be, Hansberger will be deemed to be in default, and Holder will have the right to accelerate the Note (in the case of any non-payment of interest, if such default continues for a period of ten (10) days from the earlier of the day on which Hansberger (i) has received written notice from Holder of such default, or (ii) knows or, with the exercise of reasonable diligence, should have known of such default) and if accelerated, all outstanding principal of and accrued interest on this Note will become immediately due and payable to Holder. Notwithstanding the ten (10) day cure period above, in the case of the death of Hansberger, the legal representative of Hansberger*s estate (the *Hansberger Representative*) will have thirty (30) days to cure any default in the payment of accrued interest or principal due on this Note on any interest payment date or repayment date specified in the notice described in Paragraph 3 hereof occurring after the appointment of the Hansberger Representative, or thirty (30) days after the appointment of the Hansberger Representative to cure any such default occurring after Hansberger*s death but prior to the appointment of the Hansberger Representative, before Holder will have the right to accelerate the Note. Holder will have the right to accelerate the payment of the principal of and accrued but unpaid interest on the Note if, in the event of Hansberger*s death, the Hansberger Representative fails at any time to maintain in Hansberger*s estate assets sufficient to repay (i) on the Payment Date the principal of and accrued but unpaid interest on the Note; and (ii) all other liabilities to which such estate may be subject. The Hansberger Representative will give the Holder prompt (but not less than five business days*) prior written notice of any distribution of assets that might cause the assets in Hansberger*s estate to be insufficient to satisfy such repayment obligations and other liabilities. Holder will have the right to accelerate the payment of the principal of and accrued but unpaid interest on the Note if Hansberger should become insolvent or make a general assignment for the benefit of creditors, or file a petition in bankruptcy, or if a petition in bankruptcy should be filed against him, or if a receiver of substantially all the Hansberger*s property or assets should be appointed and such petition or appointment is not vacated or otherwise stayed within sixty (60) days thereafter.

      5. No failure or delay by Holder to insist on the strict performance of any term hereof or to exercise any right, power or remedy consequent on a breach thereof and no acceptance of any prepayment of principal or accrued interest on account of this Note during the continuance of any such breach, will constitute a waiver of any such term or of any such breach; nor will any single or partial exercise by Holder of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. No waiver of any breach will affect or alter this Note, which will continue in full force and effect.

      6. All terms of this Note will be binding on and inure to the benefit of and be enforceable by the successors and assigns of Hansberger or Holder, as the case may be.

      7. This Note will be governed, construed and interpreted strictly in accordance with the internal laws of the State of Delaware. Both Hansberger and Holder agree to stipulate in any future proceeding that this Note is to be considered for all purposes to have been executed and delivered within the geographical boundaries of the State of Delaware, even if it was, in fact, executed and delivered elsewhere.

      8. All notices, requests and demands will be given to or made on Hansberger at his address set forth herein or at such other address as may have been furnished in writing by Hansberger to Holder. All notices, requests and demands given or made in accordance with the provisions of this Note will be deemed to have been given or made three business days after deposited in the mails postage prepaid, by certified or registered mail or, if sent by Federal Express, Airborne Courier or other reputable overnight courier, one business day after such sending.

      9. On the receipt of evidences of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft and/or destruction, on receipt of indemnification reasonably satisfactory to Hansberger and, in the case of any such mutilation, on surrender and cancellation of this Note, Hansberger will make and deliver in lieu thereof, a new note of like tenor and in the aggregate principal amount equal to the principal amount of this Note at the time of such loss, theft or destruction, or at the time of such surrender in the case of the mutilation thereof.

      10. If the interest rate payable on this Note is determined to exceed the maximum rate of interest permitted by applicable law, the rate of interest payable on this Note will be reduced to the maximum rate of interest permitted by applicable law.

      IN WITNESS WHEREOF, the undersigned has caused this Note to be signed on the date first above written.




                                   Thomas L. Hansberger